CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-128859 of the Procter & Gamble Company on Form S-8 of our report dated March 21, 2024, relating to the financial statements of The Gillette Company Global Employee Stock Ownership Plan, appearing in this Annual Report on Form 11-K of The Gillette Company Global Employee Stock Ownership Plan for the year ended December 31, 2023.
 /s/ Deloitte LLP

DELOITTE LLP

 Manchester, United Kingdom

March 21, 2024